Exhibit 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each officer and/or director of iShopper.com whose signature appears below constitutes and appoints Douglas
S. Hackett, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign in the name of or on behalf of the undersigned, as a director and/or officer of said corporation, the Annual Report on Form 10-K of iShopper.com for the year ended December 31, 1999, and any and all amendments to such Annual Report, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 13th day of March, 2000.

   /s/
---------------------------      Chairman of the Board        ------------------
GEORGE DENNEY                    Board of Directors

   /s/
---------------------------      President, Chief Executive   ------------------
DOUGLAS S. HACKETT               Officer, and Director

   /s/
---------------------------      Chief Financial Officer and  ------------------
WILLIAM E. CHIPMAN, SR.          Director

   /s/
---------------------------      Executive Vice President     ------------------
ADAM MAHER                       and Director